Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Superior Energy Services, Inc:

We consent to the incorporation by reference in the registration statements (No. 333-125316, No. 333-116078, No. 333-101211, No. 333-60860, No. 333-33758, No. 333-43421, No. 333-12175, No. 333-136809, No. 333-146237, No. 333-144394, No. 333-161212, No. 333-174972, No. 333-177679, and 333-189130) on Form S-8 and Form S-4 of Superior Energy Services, Inc. of our reports dated February 27, 2014, with respect to the consolidated balance sheets of Superior Energy Services, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of Superior Energy Services, Inc.

KPMG, LLP

New Orleans, Louisiana

February 27, 2014